INDEPENDENT AUDITORS’ CONSENT

U.S. Securities and Exchange Commission
Washington, DC

We consent to the reference to our firm under the caption “Experts” and inclusion in this Registration Statement of Delek Resources, Inc. on Form SB-2 of our report dated September 8, 2006 and December 4, 2006 with respect to Note 4 , with respect to the consolidated financial statements as of June 30, 2006 and the year ended June 30, 2005.

/s/ Jewett, Schwartz, Wolfe & Associates f/k/a Jewett, Schwartz, & Associates

Hollywood, FL
March 15, 2007